Exhibit 99.(2)(a)(i)

CERTIFICATE OF AMENDMENT

to

CERTIFICATE OF TRUST

of

Hartford Schroders Private Equity Fund

(a Delaware Statutory Trust)

This Certificate of Amendment to Certificate of Trust of Hartford Schroders Private Equity Fund (the “Trust”), dated as of September 29, 2022, is being duly executed and filed on behalf of the Trust by the undersigned, as the sole Trustee, for the purpose of amending the Certificate of Trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. Code § 3801 et seq.) (the “Act”).

1.         NAME. The name of the Trust is Hartford Schroders Private Equity Fund.

2.         AMENDMENT. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Hartford Schroders Private Opportunities Fund.

3.         EFFECTIVE DATE. This Certificate of Amendment shall be effective upon the date and time of filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

Thomas R. Phillips, not in his individual capacity but as Trustee

By:	/s/ Thomas R. Phillips
Thomas R. Phillips